Exhibit A

                                 CSW Energy, Inc.
                                   Balance Sheet
                                   June 30, 2000

                                    (Unaudited)

                                     ($000's)

Assets

Current Assets

   Cash and cash equivalents                                            $6,284
   Accounts receivable                                                  43,668
   Prepaid expenses                                                      9,027
                                                                      ----------

              Total current assets                                      58,979


Investments In and Advances to Energy Projects                         135,404

Notes Receivable - Affiliate                                           162,031

Other Assets

  Property, Plant, and Equipment, net                                   19,308
  Construction in progress and project development costs               338,022
  Other - net                                                            5,671
                                                                      ----------

              Total other assets                                       363,001
                                                                      ----------

                 Total assets                                         $719,415
                                                                      ==========


Liabilities and Shareholder's Equity

Current Liabilities

   Accounts payable                                                    $31,413
   Accrued liabilities and other                                         6,398
                                                                      ----------

              Total current liabilities                                 37,811

Notes Payable - Affiliate                                              254,729

Long Term Debt                                                         199,948

Deferred Income Taxes                                                   47,341

Other                                                                   27,545
                                                                      ----------

              Total liabilities                                        567,374


Minority Interest                                                           67

Shareholder's Equity

   Common stock                                                              1
   Additional paid-in-capital                                          108,139
   Accumulated retained earnings                                        43,834
                                                                      ----------

              Total shareholder's equity                               151,974
                                                                      ----------

                 Total liabilities and shareholder's equity           $719,415
                                                                      ==========